UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 13, 2013

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2013, the Board of Directors of Solitron Devices, Inc. (the "Company") increased the size of the Board of Directors from three to five directors and appointed Joseph F. Gerrity and Sidney H. Kopperl as directors, to hold office until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified, effective as of May 13, 2013.  Mr. Gerrity will serve on the Audit Committee of the Board of Directors.  Mr. Kopperl will serve on the Compensation Committee of the Board of Directors.

Mr. Gerrity, 60, has served as Chief Financial Officer of Tecore Inc, where he is responsible for financial management, strategic planning and the company’s Florida production facility, since 2006.  He also serves AirNet Communications Corporation holding the positions of Director of Strategic Planning and Chief Financial Officer, since 1999.  Mr. Gerrity also served as Chief Financial Officer of COREdata Corporation a provider of advanced intelligent networks for Mobile Switch Centers (MSCs) from 1995 to 1999.  Mr. Gerrity served with Harris Corporation from 1981 to 1995, most recently as Controller of the Military and Space Division of Harris Semiconductor. Other Harris Corporation positions include: Business Area Manager C3I, Sr. Audit Manager, and Manager of Strategic Planning for the Government Communications Sector.  Mr. Gerrity holds an M.S. in Management from the University of Wisconsin and a B.S. in Management from Marquette University.  There are no related party transactions between the Company and Mr Gerrity.

Mr. Kopperl, 66, has served as Chief Operating Officer of CellAntenna Corp., a privately owned communications company located in Coral Springs, Florida, since 2007. The company provides in-building cellular solutions worldwide, as well as distributing cellular suppression products.  Prior to this, he was a partner and Chief Operating Officer of LendingOne, a hard money mortgage company, from 2002 to 2007.  Mr. Kopperl has a long history of bank management with over 35 years of experience having worked for Union Bank of Florida, SouthTrust Bank, Capital Bank, First American Bank, in Florida, as well as CityTrust in Connecticut, and Bank Leumi Trust Co. and National Bank of North America in New York.  In these positions he was responsible for operations as well as new business development.  He is a graduate of the School of Credit and Financial Management from Williams College in 1980.  He received a Master’s degree in Management from University of Hartford in 1977. He holds a Bachelor of Arts in Political Science from Long Island University in 1969.  Mr. Kopperl currently sits on the Board of Directors of After Schools Programs, a not for profit company, and is President of Pelican Trail H.O.A.  He formally sat on the board of directors of the Coral Springs Economic Development Foundation, was the founder and Chairman of the Chamber of Commerce of Coral Springs, Vice Chairman of Communities in Schools of Broward County, and President of the Soref Jewish Community Center of Broward County.  He has sat on several other community boards as well as Advisory Boards for Stonegate Bank and Florida Bank.  He is a Graduate of Leadership Broward and a Graduate of Leadership Broward Senior Executive Program.  He served as a Board member of Leadership Broward and served as a Chairman of the Senior Executive program.  There are no related party transactions between the Company and Mr. Kopperl.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2013	SOLITRON DEVICES, INC.

	By:	/s/ Shevach Saraf
Shevach Saraf
Chairman, Chief Executive Officer,
President, Chief Financial Officer
& Treasurer